UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2011

Great Lakes Dredge & Dock Corporation

(Exact name of Registrant as specified in its charter)

Delaware	001-33225	20-5336063
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2122 York Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 574-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 27, 2011, Great Lakes Dredge & Dock Corporation (the “Company”) adopted the following:

•	a form of Performance Vesting RSU Award Agreement (the “Performance RSU Agreement”);

•	a form of time vesting Restricted Stock Unit Award Agreement for employees who are not eligible for retirement during the vesting period (the “Standard RSU Agreement”); and

•

a form of time vesting Restricted Stock Unit Award Agreement for employees who will be eligible for retirement during the vesting period (the “Retirement-Eligible RSU Agreement” and together with the Performance RSU Agreement and the Standard RSU Agreement, the “RSU Agreements”).

Each of the RSU Agreements is to be used for awards pursuant to the Company’s 2007 Long-Term Incentive Plan to certain executive officers of the Company, including the Company’s named executive officers.

The Standard RSU Agreement and the Retirement-Eligible RSU Agreement provide that the restricted stock units (“RSUs”) will generally vest three years after the grant date. In addition, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company granted an additional award to the Company’s Chief Executive Officer, and determined that 50% of the RSUs granted pursuant to the additional award will vest three years after the grant date and 50% of the RSUs granted pursuant to the additional award will vest four years after the grant date.

The Performance RSU Agreement provides that all or a portion of the RSUs will become eligible to vest based upon a comparison of the Company’s return on assets for the Company’s fiscal year in which awards are granted compared to the average return on assets for the prior three fiscal years among members of a peer group selected by the Compensation Committee. For the purposes of the Performance RSU Agreement, the return on assets is calculated as the Company’s earnings before interest, taxes, depreciation and amortization, as adjusted by the Compensation Committee for any extraordinary or non-recurring items, divided by the Company’s total assets. If the RSUs are eligible to vest, the RSUs will generally vest three years after the grant date.

The RSU Agreements provide that the holder must be continuously employed with the Company on or through the applicable vesting date. The vesting of awards under the RSU Agreements may be accelerated upon the death or disability of the holder of the RSUs or, at the discretion of the Compensation Committee, upon a change in control of the Company. In addition, the vesting of awards under the Retirement-Eligible RSU Agreement may be accelerated upon the retirement of the holder of the RSUs.

Awards under the RSU Agreements are subject to the Company’s Statement of Policy Regarding Incentive Compensation Recoupment. On the vesting date, subject to certain restrictions or delays that may be imposed by applicable securities laws and/or the Company’s policies on securities trading and disclosure of confidential information, each RSU that vests will be converted into one share of common stock of the Company for no additional consideration. Within 30 days of the date the RSUs are converted into common stock of the Company, the holder of the RSUs will receive a cash payment equal to the amount of dividends such holder would have received if the RSUs were converted into shares of common stock on the record date of such dividend.

For a complete description of the terms of the RSU Agreements please refer to the full text of the Performance RSU Agreement, which is attached hereto as Exhibit 10.1, the Standard RSU Agreement, which is attached hereto as Exhibit 10.2, and the Retirement-Eligible RSU Agreement, which is attached hereto as Exhibit 10.3, each of which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit

10.1	Form of Great Lakes Dredge & Dock Performance Vesting RSU Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.

10.2	Form of Great Lakes Dredge & Dock Restricted Stock Unit Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.

10.3	Form of Great Lakes Dredge & Dock Restricted Stock Unit Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION
(registrant)

Date: July 1, 2011	By:	/s/ Bruce J. Biemeck
	Name:	Bruce J. Biemeck
	Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Form of Great Lakes Dredge & Dock Performance Vesting RSU Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.

10.2	Form of Great Lakes Dredge & Dock Restricted Stock Unit Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.

10.3	Form of Great Lakes Dredge & Dock Restricted Stock Unit Award Agreement pursuant to the Great Lakes Dredge & Dock Corporation 2007 Long-Term Incentive Plan.